Exhibit 99.1

Cohu Reports Fourth Quarter 2022 Results

●	Gross margin of 48.7%; non-GAAP gross margin of 48.8%

●	Customer signs annual subscription for DI-Core predictive maintenance software

●	Launched collaboration with Taiwanese partner to deliver advanced probe card solutions

●	Acquired MCT Worldwide, expanding product portfolio and solutions for advanced packages in panel test

POWAY, Calif., February 16, 2023 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2022 fourth quarter net sales of $191.1 million and GAAP income of $21.6 million or $0.45 per share. Net sales for full year 2022 were $812.8 million with GAAP income of $96.8 million or $1.98 per share.

The Company also reported non-GAAP results, with fourth quarter 2022 income of $33.5 million or $0.70 per share and income of $141.9 million or $2.91 per share for full year 2022.

GAAP Results
(in millions, except per share amounts)	Q4 FY 2022	Q3 FY 2022	Q4 FY 2021	12 Months 2022	12 Months 2021

Net sales	$191.1	$206.7	$191.9	$812.8	$887.2
Net income	$21.6	$24.9	$20.9	$96.8	$167.3
Net income per share	$0.45	$0.51	$0.42	$1.98	$3.45

Non-GAAP Results
(in millions, except per share amounts)	Q4 FY 2022	Q3 FY 2022	Q4 FY 2021	12 Months 2022	12 Months 2021

Net income	$33.5	$36.1	$35.6	$141.9	$155.1
Net income per share	$0.70	$0.74	$0.72	$2.91	$3.20

Total cash and investments at the end of fourth quarter 2022 were $385.6 million and our Term Loan B principal amount was $67.0 million. Cohu repurchased 411,562 shares of its common stock in the fourth quarter for an aggregate amount of approximately $12.6 million.

“We delivered another strong quarter of profit and cash flow. Gross margin was up 470 bps year-over-year and better than our target financial model as we made good progress managing costs, growing our recurring business, and selling differentiated products,” said Cohu President and CEO Luis Müller. “We made significant gains in the last few months with the deployment of a new subscription-based software product, launch of a collaboration to deliver advanced probe card solutions, and the acquisition of MCT Worldwide to accelerate our roadmap in panel test for advanced packages.”

Cohu expects first quarter 2023 sales to be between $173 million and $187 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss fourth quarter 2022 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on February 16, 2023. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/mhnb599h. To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BIfefedc91eeef4ae1a6b8ed79f25045c6 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, restructuring costs, gain on sale of business, depreciation of purchase accounting adjustments to property, plant and equipment, employer payroll taxes related to accelerated vesting share-based awards, asset impairment charges, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding DI-Core customers/subscriptions and software sales goals; advanced probe card collaboration with CHPT; acquisition of MCT, FY2023 MCT sales and accretion; growing advanced package test business and market segment CAGR; resilient recurring business with profitability through industry cycles; estimated test cell utilization; mix of recurring vs. systems business; product design wins; progressing to increase gross margins; managing costs; insourcing contactor manufacturing; new opportunities in adjacent areas; driving Diamondx, inspection/metrology, interface products and DI-Core wins and sales; Cohu’s FY2023 outlook; % of incremental revenue expected to fall to operating income; Cohu’s first quarter 2023 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and/or shares outstanding; estimated minimum cash needed; estimated EBITDA breakeven point; Cohu’s Mid-Term Targets; any future Term Loan B principal reduction; the amount, timing or manner of any share repurchases; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: cyclical COVID-19 pandemic impacts; new product investments and product enhancements which may not be commercially successful; inability to effectively manage multiple manufacturing sites in Asia and secure reliable and cost-effective raw materials; failure of sole source contract manufacturer; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; rapid technological changes and product introductions and transitions; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; loss of key personnel; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; significant goodwill and other intangibles as percentage of our total assets; risks associated with the MCT acquisition, such as integration and synergies, and other risks associated with additional potential acquisitions, investments and divestitures; levels of debt; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory and including tax law changes; significant volatility in our stock price; and the risk of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 31,	December 25,	December 31,	December 25,
	2022	2021	2022	2021

Net sales	$191,105	$191,860	$812,775	$887,214
Cost and expenses:
Cost of sales (excluding amortization)	97,954	107,466	429,449	500,253
Research and development	22,951	22,596	92,589	91,963
Selling, general and administrative	34,849	31,123	131,390	126,958
Amortization of purchased intangible assets	8,103	8,246	33,185	35,414
Restructuring charges	5	(165)	605	1,823
Gain on sale of PCB Test business (2)	-	4,939	-	(70,815)
Impairment charges	-	100	-	100
	163,862	174,305	687,218	685,696
Income from operations	27,243	17,555	125,557	201,518
Other (expense) income:
Interest expense	(1,249)	(1,041)	(4,177)	(6,413)
Interest income	2,461	42	4,012	239
Foreign transaction gain (loss)	(2,344)	726	1,635	411
Loss on extinguishment of debt (3)	-	-	(312)	(3,411)
Income from operations before taxes	26,111	17,282	126,715	192,344
Income tax provision (benefit)	4,483	(3,607)	29,868	25,019
Net income	$21,628	$20,889	$96,847	$167,325

Income per share:
Basic:	$0.46	$0.43	$2.01	$3.53
Diluted:	$0.45	$0.42	$1.98	$3.45

Weighted average shares used in computing income per share:
Basic	47,477	48,657	48,178	47,409
Diluted	48,175	49,427	48,799	48,460

(1)

The three- and twelve-month periods ended December 31, 2022 were comprised of 14 weeks and 53 weeks, respectively. The three- and twelve-month periods ended December 25, 2021 were comprised of 13 weeks and 52 weeks, respectively.

(2)

On June 24, 2021 the Company completed the divestment of its PCB Test business. The divestment of this business did not qualify for presentation as discontinued operations and the results of the PCB Test business are included in continuing operations for all periods presented.

(3)

Repayments of outstanding Term Loan B resulted in a loss from the extinguishment of debt. Loss on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31,	December 25,
	2022	2021
Assets:
Current assets:
Cash and investments	$385,576	$379,905
Accounts receivable	176,148	192,873
Inventories	170,141	161,053
Other current assets	32,986	16,962
Total current assets	764,851	750,793
Property, plant & equipment, net	65,011	63,957
Goodwill	213,539	219,791
Intangible assets, net	140,104	177,320
Operating lease right of use assets	22,804	25,060
Other assets	21,105	22,123
Total assets	$1,227,414	$1,259,044

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,907	$3,059
Current installments of long-term debt	4,404	11,338
Deferred profit	8,022	13,208
Other current liabilities	146,539	164,854
Total current liabilities	160,872	192,459
Long-term debt	72,664	103,393
Non-current operating lease liabilities	19,209	22,040
Other noncurrent liabilities	45,828	58,650
Cohu stockholders’ equity	928,841	882,502
Total liabilities & stockholders’ equity	$1,227,414	$1,259,044

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 31,	September 24,	December 25,
	2022	2022	2021
Income from operations - GAAP basis (a)	$27,243	$33,707	$17,555
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	168	161	136
Research and development (R&D)	767	755	584
Selling, general and administrative (SG&A)	2,888	2,824	2,329
	3,823	3,740	3,049
Amortization of purchased intangible assets (c)	8,103	8,206	8,246
Restructuring charges related to inventory adjustments in COS (d)	(35)	(58)	141
Restructuring charges included in operating expenses (d):
Selling, general and administrative	-	-	10
Restructuring charges (d)	5	17	(165)
Manufacturing and sales transition costs included in (e):
COS	(13)	-	(7)
R&D	(7)	-	-
SG&A	1,723	-	(2)
	1,703	-	(9)
Impairment charges (f)	-	-	100
Loss on sale of PCB Test business (g)	-	-	4,939
Acquisition costs included in SG&A (h)	72	-	-
Reduction of indemnification receivable included in SG&A (i)	-	-	75
Income from operations - non-GAAP basis (j)	$40,914	$45,612	$33,941

Net income - GAAP basis	$21,628	$24,882	$20,889
Non-GAAP adjustments (as scheduled above)	13,671	11,905	16,386
Tax effect of non-GAAP adjustments (k)	(1,761)	(685)	(1,650)
Net income - non-GAAP basis	$33,538	$36,102	$35,625

GAAP net income per share - diluted	$0.45	$0.51	$0.42

Non-GAAP net income per share - diluted (l)	$0.70	$0.74	$0.72

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. The impact from the sale of the PCB Test business has been excluded as the amount is infrequent and is unrelated to the operational performance of Cohu. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	14.3%, 16.3% and 9.1% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets to fair value.
(g)	To eliminate the loss generated from the sale of the PCB Test business.
(h)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(i)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(j)	21.4%, 22.1% and 17.7% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 31,	December 25,
	2022	2021
Income from operations - GAAP basis (a)	$125,557	$201,518
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	646	828
Research and development (R&D)	3,100	3,017
Selling, general and administrative (SG&A)	11,172	9,947
	14,918	13,792
Amortization of purchased intangible assets (c)	33,185	35,414
Restructuring charges related to inventory adjustments in COS (d)	(454)	(558)
Restructuring charges included in operating expenses (d):
Selling, general and administrative	-	10
Restructuring charges (d)	605	1,823
Manufacturing and sales transition costs included in (e):
COS	(13)	(7)
R&D	(7)	-
SG&A	1,723	(2)
	1,703	(9)
Impairment charges (f)	-	100

Gain on sale of PCB Test business (g)	-	(70,815)
PP&E step-up included in SG&A (h)	-	435
Acquisition costs included in SG&A (i)	72	-
Reduction of indemnification receivable included in SG&A (j)	-	75
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (k)	132	300

Income from operations - non-GAAP basis (l)	$175,718	$182,085

Net income - GAAP basis	$96,847	$167,325
Non-GAAP adjustments (as scheduled above)	50,161	(19,433)
Tax effect of non-GAAP adjustments (m)	(5,063)	7,194
Net income - non-GAAP basis	$141,945	$155,086

GAAP net income per share - diluted	$1.98	$3.45

Non-GAAP income per share - diluted (n)	$2.91	$3.20

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. The impact from the sale of the PCB Test business has been excluded as the amount is infrequent and is unrelated to the operational performance of Cohu. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	15.4% and 22.7% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets to fair value.
(g)	To eliminate the gains generated from the sale of the PCB Test business.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(i)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(l)	21.6% and 20.5% of net sales, respectively.
(m)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(n)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	December 31,	September 24,	December 25,
	2022	2022	2021

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$93,151	$98,066	$84,394
Non-GAAP adjustments to cost of sales (as scheduled above)	120	103	270
Gross profit - Non-GAAP basis	$93,271	$98,169	$84,664

As a percentage of net sales:
GAAP gross profit	48.7%	47.4%	44.0%
Non-GAAP gross profit	48.8%	47.5%	44.1%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$21,628	$24,882	$20,889
Income tax provision (benefit)	4,483	10,193	(3,607)
Interest expense	1,249	1,028	1,041
Interest income	(2,461)	(1,132)	(42)
Amortization of purchased intangible assets	8,103	8,206	8,246
Depreciation	3,268	3,240	3,219
Amortization of cloud-based software implementation costs (2)	626	478	487
Loss on extinguishment of debt	-	80	-
Other non-GAAP adjustments (as scheduled above)	5,568	3,699	8,140
Adjusted EBITDA	$42,464	$50,674	$38,373

As a percentage of net sales:
Net income - GAAP Basis	11.3%	12.0%	10.9%
Adjusted EBITDA	22.2%	24.5%	20.0%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$65,908	$64,359	$61,900
Non-GAAP adjustments to operating expenses (as scheduled above)	(13,551)	(11,802)	(11,177)
Operating Expenses - Non-GAAP basis	$52,357	$52,557	$50,723

(1)	Excludes amortization of $6,350, $6,433 and $6,376 for the three months ending December 31, 2022, September 24, 2022 and December 25, 2021, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Twelve Months Ended
	December 31,	December 25,
	2022	2021
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$383,326	$386,961
Non-GAAP adjustments to cost of sales (as scheduled above)	179	263
Gross profit - Non-GAAP basis	$383,505	$387,224

As a percentage of net sales:
GAAP gross profit	47.2%	43.6%
Non-GAAP gross profit	47.2%	43.6%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$96,847	$167,325
Income tax provision	29,868	25,019
Interest expense	4,177	6,413
Interest income	(4,012)	(239)
Amortization of purchased intangible assets	33,185	35,414
Depreciation	12,831	13,153
Amortization of cloud-based software implementation costs (2)	2,060	1,644
Loss on extinguishment of debt	312	3,411
Other non-GAAP adjustments (as scheduled above)	16,976	(55,282)
Adjusted EBITDA	$192,244	$196,858

As a percentage of net sales:
Net income - GAAP Basis	11.9%	18.9%
Adjusted EBITDA	23.7%	22.2%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$257,769	$256,258
Non-GAAP adjustments to operating expenses (as scheduled above)	(49,982)	(51,119)
Operating Expenses - Non-GAAP basis	$207,787	$205,139

(1)	Excludes amortization of $26,023 and $27,508 for the twelve months ending December 31, 2022 and December 25, 2021, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.